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                                                                      Exhibit 23



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-03159, Registration Statement No. 33- 37229 and Registration Statement No. 33-42194 of Pool Energy Services Co., each on Form S-8, of our reports dated February 21, 1997, for Pool Energy Services Co. and January 31, 1997 for Pool Arabia, Ltd. appearing in this Annual Report on Form 10-K of Pool Energy Services Co. for the year ended December 31, 1996.



DELOITTE & TOUCHE  LLP


Houston, Texas
March 12, 1997